Exhibit 99.1

Coursera Reports Fourth Quarter and Full Year 2021 Financial Results

•	Full year 2021 revenue grows 41% year-over-year to $415 million

•	Full year 2021 Enterprise revenue grows 70% year-over-year to $120 million

MOUNTAIN VIEW, Calif. (BUSINESS WIRE) – Coursera (NYSE: COUR) today announced financial results for its fourth quarter and full year ended December 31, 2021.

“Our 2021 performance reflects Coursera’s growing prominence as a global destination for learners seeking job-relevant skills and institutions looking to drive powerful collaboration to better meet the needs of our digital world,” said Coursera CEO Jeff Maggioncalda. “With our ecosystem of learners, partners, and institutions, we’re broadening access to higher education and creating a new and inclusive lifelong learning model.”

Financial Highlights for Fourth Quarter 2021

•	Total revenue was $115.0 million, up 38% from $83.3 million a year ago.

•	Gross profit was $71.3 million or 62.0% of revenue, up 64% from $43.5 million a year ago. Non-GAAP gross profit was $71.9 million or 62.5% of revenue, up 65% from $43.7 million a year ago.

•

Net loss was $(47.7) million or (41.5)% of revenue, compared to $(26.7) million or (32.1)% of revenue a year ago. Non-GAAP net loss was $(24.1) million or (21.0)% of revenue, compared to $(21.1) million or (25.4)% of revenue a year ago.

•	Adjusted EBITDA was $(19.7) million or (17.1)% of revenue, compared to $(17.8) million or (21.3)% of revenue a year ago.

•

Net cash provided by operating activities was $0.8 million, compared to $(17.5) million used in operating activities a year ago. Free cash flow was $(1.9) million, compared to $(21.2) million a year ago.

Financial Highlights for Full Year 2021

•	Total revenue was $415.3 million, up 41% from $293.5 million in the prior year.

•

Gross profit was $249.5 million or 60.1% of revenue, up 61% from $154.7 million in the prior year. Non-GAAP gross profit was $251.6 million or 60.6% of revenue, up 62% from $155.2 million in the prior year.

•

Net loss was $(145.2) million or (35.0)% of revenue, compared to $(66.8) million or (22.8)% of revenue in the prior year. Non-GAAP net loss was $(52.4) million or (12.6)% of revenue, compared to $(49.8) million or (16.9)% of revenue in the prior year.

•	Adjusted EBITDA was $(35.8) million or (8.6)% of revenue, compared to $(39.8) million or (13.6)% of revenue in the prior year.

•

Net cash provided by operating activities was $1.7 million, compared to $(15.0) million used in operating activities in the prior year. Free cash flow was $(11.9) million, compared to $(26.9) million in the prior year.

For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

“In 2021, revenue grew 41% year-over-year demonstrating the value of our three-sided learning platform with multiple growth levers,” said Ken Hahn, Coursera’s CFO. “Our outlook for 2022 anticipates revenue growth of 30% year-over-year, reflecting the long-term demand we continue to see for online learning.”

Operating Segment Highlights

•

Consumer revenue for the fourth quarter was $65.8 million, up 24% from a year ago on strong demand for our portfolio of entry-level Professional Certificates and continued adoption of Coursera Plus. Segment gross margin was $45.6 million, or 69% of Consumer revenue, compared to 57% a year ago. The company added 5 million new registered learners during the quarter for a total of 97 million.

•

Enterprise revenue for the fourth quarter was $35.9 million, up 72% from a year ago on robust growth across business, campus, and government customers. The total number of Paid Enterprise Customers increased to 803, up 107% from a year ago. Segment gross margin was $24.2 million, or 68% of Enterprise revenue, consistent with a year ago on a percentage basis. Our Net Retention Rate (NRR) for Paid Enterprise Customers was 110%.

•

Degrees revenue for the fourth quarter was $13.3 million, up 43% from a year ago on scaling of student cohorts. Segment gross margin was 100% of Degrees revenue as there is no content cost attributable to the Degrees segment. The total number of Degrees Students reached 16,204, up 36% from a year ago.

All key business metrics are as of December 31, 2021. For more information regarding the metrics discussed in this press release, please see “Key Business Metrics Definitions” below.

Content, Customer and Platform Highlights

•	Content and Credentials:
•

Announced 5 new degree programs, including bachelor’s and master’s programs from universities across the world, including Tecnológico de Monterrey (Mexico), the University of Colorado Boulder (U.S.), the University of London (U.K.), the University of North Texas (U.S.), and Queen Mary University of London (U.K.).

•

Launched 3 new entry-level Professional Certificates from IBM, including Data Warehouse Engineer, DevOps and Software Engineering, and Mainframe Practitioner, with learners now able to choose from 18 of these job-relevant credentials.

•

Welcomed several new industry partners, including CFA Institute, Talend, and UiPath, providing learners with new courses on a range of topics such as data science for investment professionals, data integration, and enterprise automation.

•	Enterprise Customers:

•	Coursera for Business launched and expanded programs with companies across the globe, including L’Oreal (France), Merck KGaA (Germany), and Ayala Corporation (Philippines).

•

Coursera for Government launched nationwide upskilling and reskilling initiatives in partnership with the National eLearning Center (NELC) of Saudi Arabia and the Abu Dhabi School of Government, as well as a statewide initiative with the California State Library.

•

Coursera for Campus saw strong momentum in the Asia Pacific region, with more than 25 new and expanded partnerships, including International Management Institute New Delhi (IMI New Delhi), Lyceum of the Philippines University, Riphah International University, and University of Nueva Caceres.

•	Learning Platform:

•

Introduced LevelSets, a new skills assessment tool designed to help learners determine their current proficiency levels, understand where their training should begin, and create a clear development path.

•	Secured a number of new and upsell Enterprise deals with our Academies, a job-based learning solution powered by SkillSets, that offers personalized learning and targeted skills development at scale.

•	Migrated approximately 80 courses from 20 university and industry partners since launching our content ingestion solution in June.

Highlights reflect developments since September 30, 2021 through today’s announcement. For additional information on these developments, see the Coursera Blog at blog.coursera.org.

Financial Outlook

•	First quarter 2022:
•	Revenue in the range of $114 to $118 million

•	Adjusted EBITDA in the range of $(15.5) to $(18.5) million
•	Full year 2022:
•	Revenue in the range of $536 to $544 million

•	Adjusted EBITDA in the range of $(45.5) to $(51.5) million

Actual results may differ materially from Coursera’s Financial Outlook as a result of, among other things, the factors described under “Special Note on Forward-Looking Statements” below.

A reconciliation of our non-GAAP guidance measure (adjusted EBITDA) to corresponding GAAP guidance measure is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation expense-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this press release.

Conference Call Details

As previously announced, Coursera will hold a conference call to discuss its fourth quarter and full year 2021 performance today, February 10, 2022 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).

A live, audio-only webcast of the conference call and earnings release materials will be available to the public on the company’s Investor Relations page at investor.coursera.com. For those unable to listen to the broadcast live, an archived replay will be accessible in the same location for one year.

Disclosure Information

In compliance with disclosure obligations under Regulation FD, Coursera announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, company blog posts, public conference calls and webcasts, as well as the investor relations website.

About Coursera

Coursera was launched in 2012 by two Stanford Computer Science professors, Andrew Ng and Daphne Koller, with a mission to provide universal access to world-class learning. It is now one of the largest online learning platforms in the world, with 97 million registered learners as of December 31, 2021. Coursera partners with over 250 leading university and industry partners to offer a broad catalog of content and credentials, including courses, Specializations, Professional Certificates, Guided Projects, and bachelor’s and master’s degrees. Institutions around the world use Coursera to upskill and reskill their employees, citizens, and students in fields such as data science, technology, and business. Coursera became a B Corp in February 2021.

Contacts:

For investors: Cam Carey, ir@coursera.org

For media: Anne Espiritu, press@coursera.org

# # #

Key Business Metrics Definitions

Registered Learners

We count the total number of registered learners at the end of each period. For purposes of determining our registered learner count, we treat each customer account that registers with a unique email as a registered learner and adjust for any spam, test accounts, and cancellations. Our registered learner count is not intended as a measure of active engagement. New registered learners are individuals that register in a particular period.

Paid Enterprise Customers

We count the total number of Paid Enterprise Customers at the end of each period. For purposes of determining our customer count, we treat each customer account that has a corresponding contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We define a “Paid Enterprise Customer” as a customer who purchases Coursera via our direct sales force. For purposes of determining our Paid Enterprise Customer count, we exclude our Enterprise customers who do not purchase Coursera via our direct sales force, which include organizations engaging on our platform through our Coursera for Teams offering or through our channel partners.

Net Retention Rate (NRR) for Paid Enterprise Customers

We calculate annual recurring revenue (“ARR”) by annualizing each customer’s monthly recurring revenue (“MRR”) for the most recent month at period end. We calculate “Net Retention Rate” as of a period end by starting with the ARR from all Paid Enterprise Customers as of the twelve months prior to such period end, or Prior Period ARR. We then calculate the ARR from these same Paid Enterprise Customers as of the current period end, or Current Period ARR. Current Period ARR includes expansion within Paid Enterprise Customers and is net of contraction or attrition over the trailing twelve months, but excludes revenue from new Paid Customers in the current period. We then divide the total Current Period ARR by the total Prior Period ARR to arrive at our Net Retention Rate.

Number of Degrees Students

We count the total number of Degrees students for each period. For purposes of determining our Degrees student count, we include all the students that are matriculated in a degree program and who are enrolled in one or more courses in such degree program during the period. If a degree term spans across multiple quarters, said student is counted as active in all quarters of the degree term. For purposes of determining our Degrees student count, we do not include students who are matriculated in the degree but are not enrolled in a course in that period.

Non-GAAP Financial Measures

In addition to financial information presented in accordance with GAAP, this press release includes non-GAAP gross profit, non-GAAP net loss, adjusted EBITDA, adjusted EBITDA margin and Free Cash Flow, each of which is a non-GAAP financial measure. These are key measures used by our management to help us analyze our financial results, establish budgets and operational goals for managing our business, evaluate our performance, and make strategic decisions. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, we believe these measures are useful for period-to-period comparisons of our business. We also believe that the presentation of these non-GAAP financial measures provides an additional tool for investors to use in comparing our core business and results of operations over multiple periods with other companies in our industry, many of which present similar non-GAAP financial measures to investors, and to analyze our cash performance. However, the non-GAAP financial measures presented may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. These non-GAAP financial measures are presented for supplemental informational purposes only and should not be considered as a substitute for or in isolation from financial information presented in accordance with GAAP. These non-GAAP metrics have limitations as analytical tools.

Non-GAAP Gross Profit and Non-GAAP Net Loss

We define non-GAAP gross profit and non-GAAP net loss as GAAP gross profit and GAAP net loss excluding the impact of stock-based compensation, and payroll tax expense related to stock-based activities. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

Adjusted EBITDA and Adjusted EBITDA Margin

We define Adjusted EBITDA as our net loss excluding: (1) depreciation and amortization; (2) interest income, net; (3) stock-based compensation; (4) income tax expense; and (5) payroll tax expense related to stock-based activities. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

Free Cash Flow

Free Cash Flow is a non-GAAP financial measure that we calculate as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment, and software, and capitalized internal-use software costs. We exclude purchases of property, equipment and software, and capitalized internal-use software costs as we consider these capital expenditures to be a necessary component of our ongoing operations.

Reconciliations of the non-GAAP measures to the most directly comparable GAAP financial measures are included in the Appendix.

Special Note on Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Any statements contained in this press release that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as: “accelerate,” “anticipate, “believe,” “can,” “continue,” “could,” “demand,” “estimate,” “expand,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “outlook”, “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding: Coursera’s growing prominence as a global destination for learners seeking job-relevant skills and the platform through which institutions are driving collaboration; broadening access to higher education and creating a new and inclusive learning model; the demand for online learning; anticipated features and benefits of our customer and partner relationships and our content and platform offerings; the anticipated utility of non-GAAP measures; anticipated growth rates; and our financial outlook, future financial performance, and expectations, among others. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following: our ability to manage our growth; our limited operating history; the nascency of online learning solutions and risks related to market adoption of online learning; our ability to maintain and expand our partnerships with our university and industry partners and to create opportunities with new partners; our dependence on our partners for content available on our platform; our ability to attract and retain learners; our ability to increase sales of our Enterprise offering; our ability to compete effectively; the COVID-19 pandemic’s impact on our business and our industry; regulatory matters impacting us or our partners; risks related to intellectual property; cyber security and privacy risks and regulations; potential disruptions to our platform; risks related to international operations, including regulatory, economic, and geopolitical conditions, and our status as a B Corp, as well as the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2021 and as detailed from time to time in our SEC filings. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Such forward-looking statements relate only to events as of the date of this press release. We undertake no obligation to update any forward-looking statements except to the extent required by law.

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except number of shares and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Revenue	$83,262	$114,956	$293,511	$415,287
Cost of revenue(1)	39,764	43,669	138,846	165,818

Gross profit	43,498	71,287	154,665	249,469

Operating expenses:
Research and development(1)	23,335	38,331	76,784	135,410
Sales and marketing(1)	34,977	57,594	107,249	179,337
General and administrative(1)	11,376	22,852	37,215	77,785

Total operating expenses	69,688	118,777	221,248	392,532

Loss from operations	(26,190)	(47,490)	(66,583)	(143,063)
Interest income	95	93	1,175	320
Interest expense	—	—	(12)	—
Other income (expense), net	111	(95)	120	(346)

Loss before income taxes	(25,984)	(47,492)	(65,300)	(143,089)

Income tax expense	734	246	1,515	2,126

Net loss	$(26,718)	$(47,738)	$(66,815)	$(145,215)

Net loss per share attributable to common stockholders—basic and diluted	$(0.68)	$(0.34)	$(1.80)	$(1.28)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	39,122,597	141,117,797	37,207,492	113,587,523

(1) Includes stock-based compensation expense as follows:

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Cost of revenue	$156	$555	$516	$2,092
Research and development	2,274	11,133	6,960	42,783
Sales and marketing	1,380	6,488	4,097	25,992
General and administrative	1,720	5,140	5,234	20,316

Total stock-based compensation expense	$5,530	$23,316	$16,807	$91,183

Coursera Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)

	December 31, 2020	December 31, 2021
Assets:
Current assets:
Cash and cash equivalents	$79,878	$580,658
Marketable securities	205,402	241,117
Accounts receivable, net of allowance for doubtful accounts of $48 and $105 as of December 31, 2020 and 2021, respectively	40,721	34,396
Deferred costs	14,077	19,666
Prepaid expenses and other current assets	14,993	16,494

Total current assets	355,071	892,331
Property, equipment and software, net	18,644	24,725
Operating lease right-of-use assets	21,622	16,321
Intangible assets, net	10,570	10,091
Restricted cash	2,548	2,061
Other assets	9,169	13,381

Total assets	$417,624	$958,910

Liabilities, Redeemable Convertible Preferred Stock, and Stockholders’ Equity (Deficit):
Current liabilities:
Educator partners payable	$39,005	$49,206
Other accounts payable and accrued expenses	12,897	23,257
Accrued compensation and benefits	12,997	18,353
Operating lease liabilities, current	7,926	8,031
Deferred revenue, current	76,080	94,637
Other current liabilities	4,739	7,639

Total current liabilities	153,644	201,123
Operating lease liabilities, non-current	18,305	11,864
Other liabilities	644	559
Deferred revenue, non-current	4,562	3,851

Total liabilities	177,155	217,397

Redeemable convertible preferred stock	462,293	—
Stockholders’ equity (deficit):
Common stock	—	1
Additional paid-in capital	126,408	1,235,231
Treasury stock	(4,701)	(4,701)
Accumulated other comprehensive income (loss)	20	(252)
Accumulated deficit	(343,551)	(488,766)

Total stockholders’ equity (deficit)	(221,824)	741,513

Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$417,624	$958,910

Coursera Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Years Ended December 31,
	2020	2021
Cash flows from operating activities:
Net loss	$(66,815)	$(145,215)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	9,585	14,757
Stock-based compensation	16,807	91,183
Amortization or accretion of marketable securities	(1)	501
Other	86	(448)
Changes in operating assets and liabilities:
Accounts receivable, net	(24,138)	5,863
Prepaid expenses and other assets	(18,254)	(5,697)
Operating lease right-of-use assets	5,165	5,301
Accounts payable and accrued expenses	25,652	16,322
Accrued compensation and other liabilities	3,718	7,670
Operating lease liabilities	(5,831)	(6,336)
Deferred revenue	39,035	17,845

Net cash (used in) provided by operating activities	(14,991)	1,746

Cash flows from investing activities:
Purchases of marketable securities	(218,458)	(241,758)
Proceeds from maturities of marketable securities	129,934	204,981
Purchases of property, equipment and software	(3,099)	(1,554)
Capitalized internal-use software costs	(8,819)	(12,090)
Purchase of investment in private company	(1,000)	—
Purchases of content assets	—	(1,188)

Net cash used in investing activities	(101,442)	(51,609)

Cash flows from financing activities:
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	129,613	—
Proceeds from exercise of stock options and warrants	10,118	31,766
Proceeds from employee stock purchase plan	—	6,397
Proceeds from exercise of unvested options, net of repurchases	84	—
Payment of holdback consideration related to asset acquisition	(769)	—
Proceeds from initial public offering, net of offering costs	—	525,284
Payment of deferred offering costs	(32)	(6,119)
Payment of tax withholding on vesting of restricted stock units	—	(7,172)

Net cash provided by financing activities	139,014	550,156

Net increase in cash, cash equivalents, and restricted cash	22,581	500,293
Cash, cash equivalents, and restricted cash—Beginning of period	59,845	82,426

Cash, cash equivalents, and restricted cash—End of period	$82,426	$582,719

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$79,878	$580,658
Restricted cash	2,548	2,061

Total cash, cash equivalents, and restricted cash	$82,426	$582,719

Coursera Inc.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)

(In thousands, except number of shares and per share amounts)

	Quarter Ended December 31, 2021
	GAAP	Stock-based compensation expense	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$114,956	$—	$—	$114,956
Cost of revenue	43,669	(555)	(11)	43,103

Gross profit	71,287	555	11	71,853

Operating expenses:
Research and development	38,331	(11,133)	(151)	27,047
Sales and marketing	57,594	(6,488)	(86)	51,020
General and administrative	22,852	(5,140)	(82)	17,630

Total operating expenses	118,777	(22,761)	(319)	95,697

Loss from operations	(47,490)	23,316	330	(23,844)
Interest income	93	—	—	93
Other expense, net	(95)	—	—	(95)

Loss before income taxes	(47,492)	23,316	330	(23,846)
Income tax expense	246	—	—	246

Net loss	$(47,738)	$23,316	$330	$(24,092)

Net loss per share attributable to common stockholders—basic and diluted	$(0.34)			$(0.17)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	141,117,797			141,117,797

	Year Ended December 31, 2021
	GAAP	Stock-based compensation expense	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$415,287	$—	$—	$415,287
Cost of revenue	165,818	(2,092)	(64)	163,662

Gross profit	249,469	2,092	64	251,625

Operating expenses:
Research and development	135,410	(42,783)	(755)	91,872
Sales and marketing	179,337	(25,992)	(248)	153,097
General and administrative	77,785	(20,316)	(576)	56,893

Total operating expenses	392,532	(89,091)	(1,579)	301,862

Loss from operations	(143,063)	91,183	1,643	(50,237)
Interest income	320	—	—	320
Other expense, net	(346)	—	—	(346)

Loss before income taxes	(143,089)	91,183	1,643	(50,263)
Income tax expense	2,126		—	2,126

Net loss	$(145,215)	$91,183	$1,643	$(52,389)

Net loss per share attributable to common stockholders—basic and diluted	$(1.28)			$(0.46)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	113,587,523			113,587,523

	Quarter Ended December 31, 2020
	GAAP	Stock-based compensation expense	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$83,262	$—	$—	$83,262
Cost of revenue	39,764	(156)	—	39,608

Gross profit	43,498	156	—	43,654

Operating expenses:
Research and development	23,335	(2,274)	(11)	21,050
Sales and marketing	34,977	(1,380)	(12)	33,585
General and administrative	11,376	(1,720)	(48)	9,608

Total operating expenses	69,688	(5,374)	(71)	64,243

Loss from operations	(26,190)	5,530	71	(20,589)
Interest income	95	—	—	95
Other income, net	111	—	—	111

Loss before income taxes	(25,984)	5,530	71	(20,383)
Income tax expense	734	—	—	734

Net loss	$(26,718)	5,530	71	$(21,117)

Net loss per share attributable to common stockholders—basic and diluted	$(0.68)			$(0.54)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	39,122,597			39,122,597

	Year Ended December 31, 2020
	GAAP	Stock-based compensation expense	Payroll tax expense related to stock-based activities	Non-GAAP
Revenue	$293,511	$—	$—	$293,511
Cost of revenue	138,846	(516)	—	138,330

Gross profit	154,665	516	—	155,181

Operating expenses:
Research and development	76,784	(6,960)	(31)	69,793
Sales and marketing	107,249	(4,097)	(22)	103,130
General and administrative	37,215	(5,234)	(205)	31,776

Total operating expenses	221,248	(16,291)	(258)	204,699

Loss from operations	(66,583)	16,807	258	(49,518)
Interest income	1,175	—	—	1,175
Interest expense	(12)	—	—	(12)
Other income, net	120	—	—	120

Loss before income taxes	(65,300)	16,807	258	(48,235)
Income tax expense	1,515	—	—	1,515

Net loss	$(66,815)	16,807	258	$(49,750)

Net loss per share attributable to common stockholders—basic and diluted	$(1.80)			$(1.34)

Weighted-average shares used in computing net loss per share attributable to common stockholders—basic and diluted	37,207,492			37,207,492

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Net loss	$(26,718)	$(47,738)	$(66,815)	$(145,215)
Depreciation and amortization	2,712	4,249	9,585	14,757
Interest income, net	(95)	(93)	(1,163)	(320)
Stock-based compensation	5,530	23,316	16,807	91,183
Income tax expense	734	246	1,515	2,126
Payroll tax expense related to stock-based activities	71	330	258	1,643

Adjusted EBITDA	$(17,765)	$(19,690)	$(39,813)	$(35,826)

Adjusted EBITDA margin	(21)%	(17)%	(14)%	(9)%

	Quarter Ended December 31,		Year Ended December 31,
	2020	2021	2020	2021
	(in thousands)		(in thousands)
Net cash (used in) provided by operating activities	$(17,533)	$805	$(14,991)	$1,746
Less: purchases of property, equipment and software	(865)	(326)	(3,099)	(1,554)
Less: capitalized internal-use software costs	(2,784)	(2,378)	(8,819)	(12,090)

Free Cash Flow	$(21,182)	$(1,899)	$(26,909)	$(11,898)